December 12, 2011

To the Board of Directors of

CYIOS Corporation

Washington, DC 20004

Consent of Independent Registered Public Accounting Firm

Jewett, Schwartz, Wolfe and Associates, hereby consents to the use in the Form S-1 (Post-Effective Amendment #5 to Form S-1) Registration Statement under the Securities Act of 1933, filed by CYIOS Corporation of our report dated February 23, 2010, relating to the consolidated financial statements of CYIOS Corporation as of and for the year ending December 31, 2009.

Sincerely,

/s/ Jewett, Schwartz, Wolfe and Associates

Hollywood, Florida